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                                                                     EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



                                ---------------



We consent to the incorporation by reference in the Form 10-K for the year ended December 31, 1997 of WFS Financial 1997-B Owner Trust of our report dated January 26, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997.



                                            /s/ COOPERS & LYBRAND L.L.P.


New York, New York
March 30, 1998